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                                 April 29, 2005

State Farm Mutual Fund Trust
Three State Farm Plaza
Bloomington, Illinois 61791-0001

          Re: State Farm Mutual Fund Trust

Ladies and Gentlemen:

          We have acted as special Delaware counsel to State Farm Mutual Fund Trust, a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the proposed issuance of Shares of the Trust pursuant to and as described in Post-Effective Amendment No. 13 to Registration Statement No. 333-42004 under the Securities Act of 1933 (including the Prospectus and Statement of Additional Information forming a part thereof) on Form N-1A of the Trust to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Declaration of Trust of the Trust dated June 18, 2004 (the "Governing Instrument").

          In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on June 8, 2000 (the "Certificate"); the Declaration of Trust of the Trust dated June 8, 2000, as amended by an amendment thereto dated February 21, 2003 (as heretofore in effect from time to time, the "Original Governing Instrument"); the Governing Instrument; the Bylaws of the Trust; the Registration Statement; certain resolutions of the Trustees of the Trust (together with the Original Governing Instrument, Governing Instrument, the Bylaws of the Trust and the Registration Statement, the "Operative Documents"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents and of all documents contemplated by the Operative Documents to be executed by Shareholders; (ii) the payment of consideration for Shares, and the application of such

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State Farm Mutual Fund Trust
April 29, 2005
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consideration, as provided in the Operative Documents, and compliance with the other terms, conditions and restrictions set forth in the Operative Documents in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and the rights and preferences attributable thereto as contemplated by the Original Governing Instrument and the Governing Instrument, as applicable);
(iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. (S)(S) 3801 et seq.; and (vi) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we have not participated in the preparation of the Registration Statement or any other offering documentation relating to the Trust or the Shares and we assume no responsibility for their contents. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

          1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

          2. When the Shares are issued to Shareholders in accordance with the terms, conditions, requirements and procedures and for the consideration set forth in the Operative Documents, the Shares will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

          We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission with the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the

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State Farm Mutual Fund Trust
April 29, 2005
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matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent.

                                                Very truly yours,

                                                MORRIS, NICHOLS, ARSHT & TUNNELL


                                                /s/ Jonathan I. Lessner
                                                --------------------------------
                                                Jonathan I. Lessner